                     1999 NON-EMPLOYEE DIRECTOR PLAN OF
                                ADAMS GOLF, INC.

     1. PURPOSE. The purpose of this Plan is to advance the interests of Adams Golf, Inc., a Delaware corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a)  "Board" shall mean the Board of Directors of Adams Golf, Inc.

         (b) "Committee" shall mean the committee, if any, appointed by the Board pursuant to Section 12 hereof.

         (c) "Common Stock" shall mean the common stock, par value one tenth of one cent ($0.001) of the Company.

         (d) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to this Plan.

         (e)  "Director" shall mean a member of the Board.

         (f) "Eligible Person(s)" shall mean those persons who are Directors of the Company and who are not employees of the Company or a Subsidiary.

         (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value" of a Share on any date means the closing price on the business day immediately preceding such date. For this purpose, the closing price of a Share on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Common Stock on such exchange, as reported in any newspaper of general circulation, (ii) if actual transactions in the Common Stock are included in the Nasdaq National Market or are reported on a consolidated transaction reporting system, the closing sales price of the Common Stock on such system, (iii) if the Common Stock is otherwise quoted on the Nasdaq system, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, (iv) if none of clause (i), (ii) or
     (iii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five (5) of the ten (10) preceding days and (v) if none of clause (i), (ii), (iii) or (iv) is applicable, the price determined by the Board in the exercise of its good faith discretion.

          (i) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

          (j) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 of the Exchange Act or any successor provision thereof.

          (k) "Nonqualified Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

          (l) "Option" (when capitalized) shall mean any option granted under
     Section 4 of this Plan.

          (m) "Optionee" shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

          (n) "Plan" shall mean this 1999 Non-Employee Director Plan of Adams Golf, Inc.

          (o) "Share(s)" shall mean a share or shares of the Common Stock.

          (p) "Subsidiary" shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

     Other terms shall have the meanings set forth elsewhere herein.

     3.   SHARES AND OPTIONS.

          (a) The maximum number of Shares to be issued pursuant to Options under this Plan, shall be Two Hundred Thousand (200,000) Shares. Shares issued pursuant to Options granted under this Plan may be issued from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

          (b) Each Option granted hereunder shall be evidenced by an option agreement (an "Option Agreement") and shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver. Any Option granted hereunder shall be a Nonqualified Stock Option.

          (c) Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

     4.   DISCRETIONARY GRANTS OF OPTIONS.

          (a) At any time and from time to time during the term of this Plan and subject to the provisions herein, Options may be granted by the Committee to any Eligible Person for such number of Shares as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. Upon the grant of an Option, the Company shall promptly deliver to such Eligible Person an Option Agreement. Options granted pursuant to this Section 4(a) shall vest according to the vesting schedule provided in the Option Agreement and shall be exercisable for the term provided in the Option Agreement. In the event no term is provided in the Option Agreement, such term shall be ten
     (10) years.

          (b) The Options granted to Directors pursuant to Section 4(a) herein shall be in addition to any other benefits with respect to the Director's position with the Company or its Subsidiaries.

     5. OPTION PRICE. The option price per Share of any Option granted pursuant to this Plan shall be one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

     6. EXERCISE OF OPTIONS. Options may be exercised at any time after the date on which the Options, or any portion thereof, are vested until the Option expires pursuant to Section 7; provided, however, that at least six months must elapse from the date of the acquisition of the Option to the date of disposition of the Option (other than upon exercise or conversion) or the underlying Shares. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option Agreement,
(ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. Pursuant to procedures approved by the Committee, tax withholding requirements, at the option of an Optionee, may be met by withholding Shares otherwise deliverable to the Optionee upon the exercise of an Option. Unless further limited by the Committee in any Option Agreement, the Option price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares that have been owned by the Optionee for at least six months and only if permitted by the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Shares are received by the Company. An Option shall not at any time be exercisable with respect to less than 100 Shares unless the remaining Shares covered by the Option are less than 100 Shares.

     7. TERMINATION OF OPTION PERIOD. The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (a) sixty (60) days after the date that an Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death of the Optionee;

          (b) one (1) year after the date that an Optionee ceases to be a Director by reason of death of the Optionee or six (6) months after the Optionee shall die if that shall occur during the sixty-day period described in Subsection 7(a) herein; or

          (c) the expiration date of the term of such Option.

     8.   ADJUSTMENT OF PROVISIONS.

          (a) If at any time while this Plan is in effect or unexercised Options are outstanding, (1) there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend, stock split, combination of shares or through any recapitalization resulting in a stock split-up, spin-off, combination or exchange of Shares or (2) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, then and in each such event:

               (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under this Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

               (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

          (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

          (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     9.   REORGANIZATIONS.

          (a) Notwithstanding anything contained in this Plan or any Option Agreement to the contrary, in the event of a Change of Control, as defined below, all or any of the following may, in the sole discretion of the Committee, occur with respect to any and all Options outstanding as of such Change of Control:

               (i) automatic acceleration of the vesting of such Options so that such Options may be immediately exercised in full on or before the relevant date fixed in the Option Agreement;

               (ii) upon exercise of an Option during the 60-day period from and after the date of a Change of Control, the Optionee exercising the Option may in lieu of the receipt of Shares upon the exercise of the Option, elect by written notice to the Company to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the Shares covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, and notwithstanding any other provision of this Plan, if the end of such 60-day period from and after the date of a Change of Control is within six months of the Date of Grant, such Option shall be canceled in exchange for a cash payment to the Optionee equal to the Aggregate Spread on the day which is six months and one day after the Date of Grant of such Option. As used in this Section 9(a), the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of the definition of Change of Control, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per Share as reflected in a Schedule 13D filed by the person having made the acquisition);

               (iii) if an Optionee ceases to be a Director regardless of the reason therefor other than death following a Change of Control, any Option held by such Optionee may be exercised by such Optionee until the earlier of sixty (60) days after the Optionee ceases to be a Director or the expiration date of such Option;

               (iv) all Options become non-cancelable;

               (v) if the Option shall remain exercisable after any such Change of Control, from and after such Change of Control, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such Change of Control by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such Change of Control.

     (b) "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

          (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange
     Act) other than Royal Holding Company, Inc. or B. H. Adams of beneficial ownership of thirty percent (30%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

          (ii) individuals who, as of January 1, 1999, constitute the Board as of the date thereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

          (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such reorganization, merger or consolidation;

          (iv) consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets; or

          (v) approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company.

     (c) If the Company shall consummate any merger, consolidation or other reorganization not involving a Change of Control (a "Reorganization") in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), each Option outstanding under this Plan shall thereafter be exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Option immediately prior to such Reorganization, and any adjustments will be made to the terms of the Option in the sole discretion of the Committee as it may deem appropriate to give effect to the Reorganization.

     10. TRANSFERABILITY OF OPTIONS. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and that so long as an Optionee lives, only such Optionee or his or her guardian or legal representative shall have the right to exercise the related Option.

     11. ISSUANCE OF SHARES. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation, including, but not limited to, the following:

               (i) A representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

               (ii) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     Share certificates issued to an Optionee who is a party to any stockholder agreement or a similar agreement shall bear the legends contained in such agreements.

     12.  ADMINISTRATION OF THE PLAN.

          (a) This Plan shall be administered by a stock option committee (the "Committee") consisting of not fewer than two (2) Non-Employee Directors; provided, however, that if no Committee is appointed, the full Board shall administer this Plan and in such case all references to the Committee shall be deemed to be references to the Board. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

          (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable. Termination or any modification or amendment of this Plan shall not, without consent of the Optionee, affect his rights under an Option previously granted to him. The determinations and the interpretation and construction of any provision of this Plan by the Committee shall be final and conclusive.

          (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of all of the members of the Committee.

     13.  INTERPRETATION.

          (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

          (b) THIS PLAN SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO DELAWARE CONFLICT OF LAW PROVISIONS.

          (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

    14. SECTION 83(b) ELECTION. If as a result of exercising an Option an Optionee receives Shares that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of Section 83(a) of the Code, then such Optionee may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to such Optionee, the excess of the Fair Market Value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares. If the Optionee makes the Section 83(b) election described above, the Optionee shall (i) make such election in a manner that is satisfactory to the Committee,
(ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Committee may reasonably require in its sole and absolute discretion.

     15. EFFECTIVE DATE AND TERMINATION DATE. The effective date of this Plan is February 3, 1999 and the effective date of any amendment to this Plan is the date on which the Board adopted such amendment; provided, however, if this Plan is not approved by the stockholders of the Company within twelve (12) months after the effective date, then, in such event, this Plan and all Options granted pursuant to this Plan shall be null and void. This Plan shall terminate on February 2, 2009, and any Option outstanding on such date will remain outstanding until it has either expired or has been exercised.

                             STOCK OPTION AGREEMENT
                                      UNDER
                         1999 NON-EMPLOYEE DIRECTOR PLAN
                                       OF
                                ADAMS GOLF, INC.

     STOCK OPTION AGREEMENT (this "Agreement") entered into this ____ day of ___________, ____, between ADAMS GOLF, INC., a Delaware corporation (the "Corporation"), and __________________, a member of the Board of Directors of the Corporation (the "Optionee," which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require).

     Pursuant to the Corporation's 1999 Non-Employee Director Plan (the "Plan"), the Corporation, acting through its Compensation/Plan Committee of the Board of Directors (the "Committee"), approved the issuance to the Optionee, effective as of the date set forth above, of a nonqualified stock option to purchase up to an aggregate of ____________ shares of common stock, par value $.001, of the Corporation (the "Common Stock"), at the price of $____ per share (the "Option Price") which represents not less than 100% of the fair market value of a share of Common Stock determined in accordance with the Plan, upon the terms and conditions hereinafter set forth. (Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Plan).

     NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

     1. OPTION; OPTION PRICE. On behalf of the Corporation, the Committee hereby grants as of the date of this Agreement to the Optionee the option (the "Option") to purchase, subject to the terms and conditions of this Agreement and the provisions of the Plan (which is incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of this Agreement), _______________ shares of Common Stock of the Corporation at an exercise price per share equal to the Option Price. A copy of the Plan as in effect on the date hereof has been supplied to the Optionee, and the Optionee by executing this Agreement hereby acknowledges receipt thereof.

     2. TERM. The term (the "Option Term") of the Option shall commence on the date of this Agreement and shall terminate on the fifth anniversary of the date of this Agreement, unless such Option shall theretofore have been terminated in accordance with the terms hereof or the provisions of the Plan.

     3. VESTING; CHANGE OF CONTROL; RESTRICTIONS ON EXERCISE.

     (a) Subject to the provisions of Sections 5 and 8 hereof, and unless accelerated, as set forth in the Plan or as provided herein, the Option granted hereunder shall vest and become exercisable for the number of shares set forth opposite the dates noted below (the "Option Vesting Schedule").

                                   Cumulative

          Date(s)             Number of Vested Shares
          -------             -----------------------




     (b) Notwithstanding the provisions of Paragraph 3(a) above, upon a Change in Control (as hereinafter defined):

          (i) the Option shall become fully vested and shall become immediately exercisable with respect to all shares subject to the Option;

          (ii) upon exercise of the Option during the 60-day period from and after the date of a Change of Control, the Optionee may in lieu of the receipt of Common Stock upon the exercise of the Option, elect by written notice to the Corporation to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Common Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, if the end of such 60-day period from and after the date of a Change of Control is within six months of the date of grant of the Option, the Option shall be cancelled in exchange for a cash payment to the Optionee equal to the Aggregate Spread on the day which is six months and one day after the date of grant of the Option. As used in this Section 3(b)(ii), the term "Value" means the higher of (1) the highest Fair Market Value (as defined below) during the 60-day period from and after the date of a Change of Control and (2) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of the definition of Change of Control, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition) and the term "Fair Market Value" means the "Fair Market Value" of the Common Stock on any date of reference shall be the closing price on the business day immediately preceding such date. For this purpose, the closing price of the Common Stock on any business day shall be
     (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Common Stock on such exchange, as reported in any newspaper of general circulation, (ii) if actual transactions in the Common Stock are included in the Nasdaq National Market or are reported on a consolidated transaction reporting system, the closing sales price of the Common Stock on such system, (iii) if the Common Stock is otherwise quoted on the Nasdaq system, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, (iv) if none of clause (i), (ii) or (iii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five (5) of the ten (10) preceding days and (v) if none of clause (i), (ii), (iii) or (iv) is applicable, the most recent valuation price for the Common Stock as adjusted by the Board in the exercise of its good faith discretion;

          (iii) if the Optionee ceases to be a Director regardless of the reason therefor other than death following a Change of Control, the Option may be exercised by the Optionee until the earlier of sixty (60) days after the Optionee ceases to be a Director or the expiration date of the Option;

          (iv)   the Option becomes non-cancelable; and

          (v) if the Option shall remain exercisable after any such Change of Control, from and after such Change of Control, the Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such Change of Control by the holder of a number of shares of stock for which the Option could have been exercised immediately prior to such Change of Control.

     (c) For purposes of this Agreement, a Change in Control of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

          (i) the acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than Royal Holding Company, Inc. or B.
     H. Adams of beneficial ownership of thirty percent (30%) or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; provided, however, that any acquisition by the Corporation or any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise ("Subsidiary"), or any employee benefit plan (or related trust) of the Corporation or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change of Control;

          (ii) individuals who constitute the Board of Directors of the Corporation as of January 1, 1999 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Corporation, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"));

          (iii) approval by the stockholders of the Corporation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation;

          (iv) consummation by the Corporation of the sale or other disposition by the Corporation of all or substantially all of the Corporation's assets; or

          (v) approval by the stockholders of the Corporation or any order by a court of competent jurisdiction of a plan of liquidation of the Corporation.

     (d) If the Corporation shall consummate any merger, consolidation or other reorganization not involving a Change of Control (a "Reorganization") in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), the Option shall thereafter be exercisable, in accordance with the Plan and this Agreement, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to the Option immediately prior to such Reorganization, and any adjustments will be made to the terms of the Option in the sole discretion of the Committee as it may deem appropriate to give effect to the Reorganization.

     (e) Subject to the provisions of Sections 5 and 8 hereof, shares as to which the Option becomes exercisable pursuant to the foregoing provisions may be purchased at any time thereafter prior to the expiration or termination of the Option.

     4.   TERMINATION OF OPTION.

     (a) The unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

          (i) sixty (60) days after the date that the Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death of the Optionee;

          (ii) one (1) year after the date that the Optionee ceases to be a Director by reason of death of the Optionee or six (6) months after the Optionee shall die if that shall occur during the sixty-day period described in Section 4(a)(i); or

          (iii)  the expiration date of the term of the Option.

     5.   PROCEDURE FOR EXERCISE.

     (a) Subject to the requirements of Section 8, the Option may be exercised, from time to time, in whole or in part (but for the purchase of a whole number of shares only), by delivery of a written notice (the "Notice") from the Optionee to the Secretary of the Corporation, which Notice shall:

          (i) state that the Optionee elects to exercise the Option;

          (ii) state the number of shares with respect to which the Option is being exercised (the "Optioned Shares");

          (iii) state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than thirty (30) days after the date of receipt of such Notice);

          (iv)   include any representations of the Optionee required under
     Section 8(c); and

          (v) if the Option shall be exercised pursuant to Section 10 by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option.

     (b) Payment of the Option Price for the Optioned Shares shall be made in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation or by wire transfer.

     (c) The Corporation shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares.

     6. NO RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder of the Corporation with respect to any Optioned Shares until the date the Optionee or his nominee (which, for purposes of this Agreement, shall include any third party agent selected by the Committee to hold such Option Shares on behalf of the Optionee), guardian or legal representative is the holder of record of such Optioned Shares.

     7.   ADJUSTMENTS.

     (a) If at any time while the Option is outstanding, (1) there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend, stock split, combination of shares or through any recapitalization resulting in a stock split-up, spin-off, combination or exchange of shares of Common Stock or (2) the value of the outstanding shares of Common Stock is reduced by reason of an extraordinary cash dividend, then and in each such event appropriate adjustment shall be made in the number of shares and the exercise price per share covered by the Option, so that the same proportion of the Corporation's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

     (b) Except as otherwise expressly provided herein, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock covered by the Option.

     (c) Without limiting the generality of the foregoing, the existence of the Option shall not affect in any manner the right or power of the Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business; (ii) any merger or consolidation of the Corporation; (iii) any issue by the Corporation of debt securities, or preferred or preference stock that would rank above the shares of Common Stock covered by the Option; (iv) the dissolution or liquidation of the Corporation; (v) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or
(vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     8.   ADDITIONAL PROVISIONS RELATED TO EXERCISE.

     (a) The Option shall be exercisable only in accordance with this Agreement, including the provisions regarding the period when the Option may be exercised and the number of shares of Common Stock that may be acquired upon exercise.

     (b) The Option may not be exercised as to less than one hundred (100) shares of Common Stock at any one time unless less than one hundred (100) shares of Common Stock remain to be purchased upon the exercise of the Option.

     (c)  To exercise the Option, the Optionee shall follow the provisions of
Section 5 hereof. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act") relating to the shares of Common Stock issuable upon exercise of the Option, the Committee in its discretion may, as a condition to the exercise of the Option, require the Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of the Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by counsel to the Corporation. No Option may be exercised and no shares of Common Stock shall be issued and delivered upon the exercise of the Option unless and until the Corporation and/or the

Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

     (d) Stock certificates representing shares of Common Stock acquired upon the exercise of the Option that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     (e) The exercise of each Option and the issuance of shares in connection with the exercise of an Option shall, in all cases, be subject to each of the following conditions: (i) the declaration of effectiveness by the Securities and Exchange Commission ("SEC") of a registration statement relating to a primary offering of the Common Stock, filed by the Corporation with the SEC under the Securities Act, (ii) the satisfaction of withholding tax or other withholding liabilities, (iii) the listing, registration or qualification of any to-be-issued shares upon any securities exchange, any NASDAQ or other trading or quotation system or under any federal or state law, (iv) the consent or approval of any regulatory body, (v) the execution of a lock-up agreement with one or more prospective underwriters, or (vi) the execution of a buy-sell or shareholders agreement with other shareholders of the Corporation. The Committee shall in its sole discretion determine whether one or more of these conditions is necessary or desirable to be satisfied in connection with the exercise of an Option and prior to the delivery or purchase of shares pursuant to the exercise of an Option. The exercise of an Option shall not be effective unless and until such condition(s) shall have been satisfied or the Committee shall have waived such conditions, in its sole discretion.

     9. RESTRICTION ON TRANSFER. The Option may not be assigned or transferred except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative or assignee pursuant to a qualified domestic relations order. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 4(a)(ii), by his executors or administrators or by a person who acquired the right to exercise such option by bequest or inheritance to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment or transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     10. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Optionee, to the address set forth on the signature page hereto; and

          if to the Corporation, to:

               Adams Golf, Inc.
               300 Delaware Avenue, Suite 572
               Wilmington, Delaware 19801
               Attention: Secretary

          with a copy to:

               Adams Golf, Ltd.
               c/o Adams Golf GP Corp.
               2801 E. Plano Parkway
               Plano, Texas 75225
               Attention: President

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

     11. NO WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     12. OPTIONEE UNDERTAKING. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation or its counsel may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

     13. MODIFICATION OF RIGHTS. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

     14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be wholly performed therein.

     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     16. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

                                       ADAMS GOLF, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       OPTIONEE:


                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Adress:
                                              --------------------------------
                                              --------------------------------
                                              --------------------------------
                                              --------------------------------

Ladies/Gentlemen:

I hereby exercise my Stock Option to purchase _________ shares of Common Stock of ADAMS GOLF, INC. at the option price of $____ per share as provided in the Stock Option Agreement dated the ___ day of ________________.

I acknowledge that I previously received a copy of the 1999 Non- Employee Director Plan of Adams Golf, Inc. and executed a Stock Option Agreement, and I have carefully reviewed both documents.

I have considered the federal tax implications of my option. I hereby tender my personal check, bank draft or money order payable to ADAMS GOLF, INC. in the amount of $____________ or, I have wire transferred $_______________ to ADAMS GOLF, INC., which transfer shall be subject to the confirmation of receipt of funds by the Corporation. [If payment is to be made by wire transfer, the Optionee should contact the Corporation's Chief Financial Officer or Controller in advance to obtain wiring instructions.]

--------------------------
Optionee

--------------------------
Date